Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Canada Southern Petroleum Ltd. (the “Corporation”), does hereby constitute and appoint Randy L. Denecky and Richard C. McGinity, and each of them singly, as his agent and attorney-in-fact to do any and all things and acts in his name and in the capacities indicated below and to execute any and all instruments for him and in his name in the capacities indicated below which said Randy L. Denecky and Richard C. McGinity, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of the Corporation’s Annual Report on Form 10-K (the “Annual Report”) respecting the fiscal year ended December 31, 2003, including specifically, but not limited to, power and authority to sign for him in his name in the capacities indicated below the Annual Report and any and all amendments thereto, and each of the undersigned does hereby ratify and confirm all that said Randy L. Denecky and Richard C. McGinity, or either of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

By /s/

Myron F. Kanik

Date:

March 24, 2004

Myron F. Kanik, Director

By /s/

Timothy L. Largay

Date:

March 24, 2004

Timothy L. Largay, Director

By /s/

Richard C. McGinity

Date:

March 24, 2004

Richard C. McGinity, Director

By /s/

Arthur B. O’Donnell

Date:

March 24, 2004

Arthur B. O’Donnell, Director

By /s/

D. Michael G. Stewart

Date:

March 24, 2004

D. Michael G. Stewart, Director